Exhibit 10.46

FIRST AMENDMENT
TO THE
AMENDED AND RESTATED DIRECTORS’ STOCK PLAN
OF
CHROMCRAFT REVINGTON, INC.

WHEREAS, Chromcraft Revington, Inc. (the “Company”) maintains the Amended and Restated Directors’ Stock Plan of Chromcraft Revington, Inc., effective as of December 1, 2005 (the “Plan”); and

WHEREAS, the Company has determined that the Plan should be amended, effective as of January 1, 2010, to provide that directors who are reelected to the Board of Directors of the Company will receive an award of restricted common stock with a fair market value of $14,000; and

WHEREAS, pursuant to the authority contained in Section 8.1 of the Plan, the Company has reserved the right to amend the Plan;

NOW THEREFORE, pursuant to the power to amend the Plan reserved to the Company under Section 8.1, the Plan is hereby amended, effective as of January 1, 2010, by replacing Section 7.1 in its entirety with the following, and the Company may restate the Plan such that the Plan shall contain in a single document all of the provisions of the Plan, as amended pursuant to this First Amendment:

Section 7.1. Award of Restricted Stock. Subject to Section 3.2, each individual who is appointed or elected to serve as a Director for the first time will receive an Award of Three Thousand (3,000) Shares of Restricted Stock and, thereafter for each year during the term of the Plan, each Director will receive an Award of Shares of Restricted Stock on the day immediately following his or her re-election with a Fair Market Value of $14,000.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be signed on its behalf by the undersigned duly authorized officers as of this 31st day of March, 2010, but effective as of January 1, 2010.

CHROMCRAFT REVINGTON, INC.

By: /s/ Ronald H. Butler
Ronald H. Butler
Chairman of the Board and
Chief Executive Officer

ATTEST:

By: /s/ Myron D. Hamas
Myron D. Hamas
Vice President-Finance